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                              AMENDMENT ONE TO THE
                   SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
                                      1994
                          NON-EMPLOYEE DIRECTOR STOCK
                                  OPTION PLAN


         WHEREAS, Systems & Computer Technology Corporation (the "Company") established the Systems & Computer Technology Corporation 1994 Non-Employee Director Stock Option Plan (the "Plan"), for the benefit of certain non-employee directors; and

         WHEREAS, pursuant to Section 16 of the Plan, the Board of Directors of the Company (the "Board") has the authority to amend the Plan; and

         WHEREAS, the Board has determined that the Plan shall be amended in the manner set forth herein;

         NOW, THEREFORE, be it hereby

         RESOLVED, that the Plan is amended as follows, effective January 1, 1999:

         I. Section 1 of the Plan is Amended by the deletion of the next to last sentence of the section, relating to being a "formula" plan.

         II. Section 2 of the Plan is amended by the deletion of subsection (h) thereof, relating to the definition of "Disinterested Person".

         III. Section 2 of the Plan is amended by the deletion of subsection
(r), relating to the definition of "Outside Director," and by its replacement with the following:

         "Outside Director" shall mean a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any successor Rule).

         IV. Section 2 of the Plan is amended by the addition of the following new definition, and is relettered accordingly:

         "Award Date" shall mean the date Amendment One to this Plan is approved by the affirmative vote of the holders of a majority of the shares




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         of Common Stock present in person or represented by proxy, and entitled to vote on the Plan, at a meeting of stockholders.

         V. As a result of a 2-for-1 stock split of the Common Stock effected on May 15, 1998, the aggregate number of shares which may be awarded and sold under the Plan is hereby increased two-fold from 250,000 to 500,000. Section 4 of the Plan shall be modified accordingly.

         VI. Section 5 of the Plan is amended in its entirety and replaced with the following:

         Section 5. Participation; Awards.

         (a) Non-Discretionary Awards. On the Award Date, Outside Directors Thomas I. Unterberg and Allen R. Freedman shall each be Awarded an Option to purchase 40,000 Shares, provided that they are Outside Directors on such date. The per Share exercise price of each Option awarded under this subsection shall be equal to the Fair Market Value on the date of grant.

         (b) Discretionary Awards. The Board may grant Options under this subsection 5(b) to Outside Directors at such times and in such amounts (subject to the aggregate number of Shares remaining in the Pool) as the Board may determine. However, no Outside Director will be eligible to receive an Option under this subsection (b) until the date immediately after the fifth anniversary date of the most recent Award granted to such Outside Director under the Plan. The per share exercise price of each Option awarded under this Section 5(b) shall be equal to the Fair Market Value on the date of grant.





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         (c) Term. No Option may be Awarded under the Plan at any time after the tenth (10th) anniversary of the Award Date.

         VII. Section 7(a) of the Plan is amended by the addition of the following:

         Section 7. Exercise of Options.


         (a) Exercisability. Each Option granted to Messrs. Unterberg and Freedman under paragraph 5(a) may be exercised, on a cumulative basis, for one-fifth of the number of Shares underlying the Option on each of the first five anniversaries of the date the Option is Awarded. Each Option granted under subsection 5(b) may be exercised on the terms determined by the Board at or after the date of grant. No Option may be exercised at any time after the earlier of (i) the date it has terminated pursuant to Section 9 of the Plan and
(ii) the tenth (10th) anniversary of the date of its Award. Accodingly, the term in which any Option granted prior to the effective date of Amendment One to the Plan may be exercised is hereby extended from the fifth (5th) anniversary of the date of its Award under the tenth (10th) anniversary of the date of its Award.

         VIII. Section 16 of the Plan is amended and restated so as to read in full as follows:

         SECTION 16. Amendment of the Plan. The Board may from time to time suspend, terminate or discontinue the Plan or revise or amend it.

         IX. Section 25 of the Plan is amended, by replacing the words "fifth
(5th) anniversary of the Initial Award Date" with "tenth (10th) anniversary of the Award Date."